SHARE PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference as of the 4th day of February, 2005.

AMONG:

FRESHLY PRESSED ENTERPRISES INC., a company duly incorporated under the Business Corporations Act (British Columbia), having its registered and records office at 305 – 280 Nelson Street, Vancouver, British Columbia, Canada

(hereinafter called the "Company")

OF THE FIRST PART

AND:

EAGLE RIDGE VENTURES INC., a corporation duly formed under the laws of Nevada with its registered office at 1802 North Carson Street, Suite 212, Carson City, NV 89701

(hereinafter called the "Purchaser")

OF THE SECOND PART

AND:

GREG MCADAM of 2506 – 950 Cambie Street, Vancouver, British Columbia, Canada, V6B 5X5

(hereinafter called the "Vendor")

OF THE THIRD PART

WHEREAS:

A. The Purchaser has offered to purchase all of the issued and outstanding shares of the Company;

B. The Vendor has agreed to sell to the Purchaser all of the issued and outstanding shares of the Company held by the Vendor on the terms and conditions set forth herein;

C. In order to record the terms and conditions of the agreement among them the parties wish to enter into this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and of the sum of $1.00 paid by the Purchaser to the Vendor and to the Company, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1. INTERPRETATION

1.1 Where used herein or in any amendments or Schedules hereto, the following terms shall have the following meanings:

(a)	"Business" means the business in which the Company is engaged, namely:

(i) the purchase and sale of used closing; and

(ii) any other enterprise that is directly related to the foregoing.

(b)	"Closing Date" means February 15, 2005.

(c)	"Company Financial Statements" means those financial statements of the Company, which are attached as Schedule "A" hereto.

(d)	"Company Shares" means the one hundred (100) shares of common stock in the capital of the Company held by the Vendor, being all of the issued and outstanding shares of the Company.

1.2 All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2. SHARE EXCHANGE AND PURCHASE OF SHARES

2.1 The Vendor hereby covenants and agrees to sell, assign and transfer to the Purchaser, and the Purchaser covenants and agrees to purchase from the Vendor, the Company Shares held by the Vendor.

2.2 In consideration for the sale of the Company Shares by the Vendor to the Purchaser, the Purchaser shall pay the Vendor $7,500 Cdn. (the “Purchase Price”).

2.3 The Purchase Price shall be paid by the issuance of a promissory note to the Vendor payable 30 days from closing with no interest.

3. COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE VENDOR AND THE COMPANY

     The Vendor and the Company jointly and severally covenant with and represent and warrant to the Purchaser as follows, and acknowledge that the Purchaser is relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Company Shares:

3.1 The Company has been duly incorporated and organized, is a validly existing company with limited liability and is in good standing under the laws of British Columbia; it has the corporate power to own or lease its property and to carry on the Business; it is duly qualified as a company with limited liability to do business and is in good standing with respect thereto in each jurisdiction in which the nature of the Business or the property owned or leased by it makes such qualification necessary; and it has all necessary licenses, permits, authorizations and consents to operate its Business in accordance with the terms of its business plan.

3.2 The stated share capital of the Company is 1,000,000 common shares without par value, of which one hundred (100) shares are issued and outstanding.

3.3 The Company Shares owned by the Vendor are owned by him as the beneficial and recorded owner with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever.

3.4 No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendor of any of the Company Shares held by him.

3.5 No person, firm or corporation has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Company or of any securities of the Company.

3.6 The Company does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the Closing Date acquire, or agree to acquire, any subsidiary or business without the prior written consent of the Purchaser.

3.7 The Company will not, without the prior written consent of the Purchaser, issue any additional shares from and after the date hereof to the Closing Date or create any options, warrants or rights for any person to subscribe for or acquire any unissued shares in the capital of the Company.

3.8 The Company is not a party to or bound by any guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

3.9 The books and records of the Company fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of the Company as at the date hereof, and all material financial transactions of the Company relating to the Business have been accurately recorded in such books and records.

3.10 The Company Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Company as at the date thereof and there will not be, prior to the Closing Date, any increase in such liabilities.

3.11 The entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of the Company or of any indenture, instrument or agreement, written or oral, to which the Company or the Vendor may be a party.

3.12 The entering into of this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the knowledge of the Company and the Vendor, result in the violation of any law or regulation of Canada or the Province of British Columbia or in which the Business is or at the Closing Date will be carried on or of any municipal bylaw or ordinance to which the Company or the Business may be subject.

3.13 This Agreement has been duly authorized, validly executed and delivered by the Company and the Vendor.

3.14 The Business has been carried on in the ordinary and normal course by the Company since the date of the Company Financial Statements and will be carried on by the Company in the ordinary and normal course after the date hereof and up to the Closing Date.

3.15 No material capital expenditures have been made or authorized by the Company since the date of the Company Financial Statements and no material capital expenditures will be made or authorized by the Company after the date hereof and up to the Closing Date without the prior written consent of the Purchaser.

3.16 The Company is not a party to any written or oral employment, service or pension agreement, and, the Company does not have any employees who cannot be dismissed on not more than one months notice without further liability.

3.17 Except as disclosed in the Schedules hereto, the Company does not have outstanding any bonds, debentures, mortgages, notes or other indebtedness, and the Company is not under any agreement to create or issue any bonds, debentures, mortgages, notes or other indebtedness, except liabilities incurred in the ordinary course of business.

3.18 The Company is not the owner, lessee or under any agreement to own or lease any real property.

3.19 The Company owns, possesses and has good and marketable title to its undertaking, property and assets, and without restricting the generality of the foregoing, all those assets described in the balance sheet included in the Company Financial Statements, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

3.20 Except as disclosed herein the Company does not have any outstanding material agreements, contracts or commitments, whether written or oral, of any nature or kind whatsoever, including, but not limited to, employment agreements, except agreements, contracts and commitments in the ordinary course of business.

3.21 There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company), pending or threatened against or affecting the Company or affecting the Business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and neither the Company nor the Vendor are aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

3.22 The Company is not in material default or breach of any contracts, agreements, written or oral, indentures or other instruments to which it is a party and there are no facts, which, after notice or lapse of time or both, that would constitute such a default or breach, and all such contracts, agreements, indentures or other instruments are now in good standing and the Company is entitled to all benefits thereunder.

3.23 To the best of the knowledge of the Company and the Vendor, the conduct of the Business does not infringe upon the patents, trade marks, trade names or copyrights, domestic or foreign, of any other person, firm or corporation.

3.24 To the best of the knowledge of the Company and the Vendor, the Company is conducting and will conduct the Business in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is or will be carried on, the Company is not in material breach of any such laws, rules or regulations and is, or will be on the Closing Date, fully licensed, registered or qualified in each jurisdiction in which the Company owns or leases property or carries on or proposes to carry on the Business to enable the Business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are or will be on the Closing Date valid and subsisting and in good standing and that none of the same contains or will contain any provision, condition or limitation which has or may have a materially adverse effect on the operation of the Business.

3.25 All facilities and equipment owned or used by the Company in connection with the Business are in good operating condition and are in a state of good repair and maintenance.

3.26 Except as disclosed in the Company Financial Statements and salaries incurred in the ordinary course of business since the date thereof, the Company has no loans or indebtedness outstanding which have been made to or from directors, former directors, officers, shareholders and employees of the Company or to any person or corporate body not dealing at arm's length with any of the foregoing, and will not, prior to closing, pay any such indebtedness unless in accordance with budgets agreed in writing by the Purchaser.

3.27 The Company has made full disclosure to the Purchaser of all aspects of the Business and has made all of its books and records available to the representatives of the Purchaser in order to assist the Purchaser in the performance of its due diligence searches and no material facts in relation to the Business have been concealed by the Company or the Vendor.

3.28 There are no material liabilities of the Company of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Company or the Purchaser may become liable on or after the consummation of the transaction contemplated by this Agreement, other than liabilities which may be reflected on the Company Financial Statements, liabilities disclosed or referred to in this Agreement or in the Schedules attached hereto, or liabilities incurred in the ordinary course of business and attributable to the period since the date of the Company Financial Statements, none of which has been materially adverse to the nature of the Business, results of operations, assets, financial condition or manner of conducting the Business.

3.29 The Articles, bylaws and other constating documents of the Company in effect with the appropriate corporate authorities as at the date of this Agreement will remain in full force and effect without any changes thereto as at the Closing Date.

3.30 The directors and officers of the Company are as follows:

Name	Position
Greg McAdam	Director, President and Secretary

4. COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE PRINCIPAL SHAREHOLDER

     The Purchaser covenants with and represents and warrants to the Vendor and the Company as follows and acknowledge that the Vendor is relying upon such covenants, representations and warranties in entering into this Agreement:

4.1 The Purchaser has been duly incorporated and organized and is validly subsisting under the laws of the State of Nevada.

4.2 The authorized capital of the Purchaser consists of 75,000,000 shares of common stock with a par value $0.001 per share, of which 6,000,000 shares are currently issued and outstanding as fully paid and non-assessable.

4.3 The directors and officers of the Purchaser are as follows:

Name	Position

Greg McAdam	President, Secretary, Treasurer & Director
Andrew Jarvis	Director

4.4 The entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of the Purchaser or of any indenture, instrument or agreement, written or oral, to which the Purchaser may be a party.

4.5 The entering into of this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the knowledge of the Purchaser, result in the violation of any law or regulation of the United States or the State of Nevada or of any local government bylaw or ordinance to which the Purchaser or the Purchaser's business may be subject.

4.6 This Agreement has been duly authorized, validly executed and delivered by the Purchaser.

4.7 No agreement has been made with Purchaser in respect of the purchase and sale contemplated by this Agreement that could give rise to any valid claim by any person against the Company or the Vendor for a finder's fee, brokerage commission or similar payment.

5. CONDITIONS OF CLOSING

5.1 All obligations of the Purchaser under this Agreement are subject to the fulfilment, at or prior to the Closing Date, of the following conditions:

(a)

The respective representations and warranties of the Vendor and the Company contained in this Agreement or in any Schedule hereto or certificate or other document delivered to the Purchaser pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement or any such Schedule or certificate is given;

(b)

At the Closing Date there shall have been no materially adverse change in the affairs, assets, liabilities, or financial condition of the Company or the Business (financial or otherwise) from that shown on or reflected in the Company Financial Statements.

(c)	No substantial damage by fire or other hazard to the Business shall have occurred prior to the Closing Date.

5.2 In the event any of the foregoing conditions contained in paragraph 5.1 hereof are not fulfilled or performed at or before the Closing Date to the reasonable satisfaction of the Purchaser, the Purchaser may terminate this Agreement by written notice to the Vendor and in such event the Purchaser shall be released from all further obligations hereunder but any of such conditions may be waived in writing in whole or in part by the Purchaser without prejudice to its rights of termination in the event of the non-fulfilment of any other conditions.

5.3 All obligations of the Vendor under this Agreement are subject to the fulfilment, at or prior to the Closing Date, of the following conditions:

(a)

The representations and warranties of the Purchaser contained in this Agreement or in any Schedule hereto or certificate or other document delivered to the Company and the Vendor pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date.

5.4 In the event that any of the conditions contained in paragraph 5.3 hereof shall not be fulfilled or performed by the Purchaser at or before the Closing Date to the reasonable satisfaction of the Vendor then the Vendor shall have all the rights and privileges granted to the Purchaser under paragraph 5.2, mutatis mutandis.

6. CLOSING ARRANGEMENTS

6.1 The closing shall take place on the Closing Date at the offices of O’Neill Law Corporation at Suite 1880, 1055 West Georgia Street, Vancouver, British Columbia, Canada V6E 3P3.

6.2 On the Closing Date, upon fulfilment of all the conditions set out in Article 6 which have not been waived in writing by the Purchaser or by the Vendor, as the case may be, then:

(a)	the Vendor shall deliver to the Purchaser:

(i)

certificates representing all the Company Shares duly endorsed in blank for transfer or with a stock power of attorney (in either case with the signature guaranteed by the appropriate official) with all applicable security transfer taxes paid;

(ii) evidence satisfactory to the Purchaser and its legal counsel of the completion by the Company and the Vendor of those acts referred to in paragraph 5.1.

(b)	the Vendor and the Company shall cause the Company Shares to be transferred into the name of the Purchaser, or its nominee, to be duly and regularly recorded in the books and records of the Company;

(c)	the Purchaser shall issue and deliver to the Vendor the Promissory Note referred to in paragraph 2.3.

7. GENERAL PROVISIONS

7.1 Time shall be of the essence of this Agreement.

7.2 This Agreement contains the whole agreement between the parties hereto in respect of the purchase and sale of the Company Shares and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

7.3 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Purchaser may not assign this Agreement without the consent of the Company which consent may be withheld for any reason whatsoever.

7.4 Any notice to be given under this Agreement shall be duly and properly given if made in writing and delivered or telecopied to the addressee at the address as set out on page one of this Agreement. Any notice given as aforesaid shall be deemed to have been given or made on, if delivered, the date on which it was delivered or, if telecopied, on the next business day after it was telecopied. Any party hereto may change its address for notice from time to time by providing notice of such change to the other parties hereto in accordance with the foregoing.

7.5 This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

7.6 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the State of Nevada.

7.7 No claim shall be made by the Company or the Vendor against the Purchaser, or by the Purchaser against the Company or the Vendor, as a result of any misrepresentation or as a result of the breach of any covenant or warranty herein contained unless the aggregate loss or damage to such party exceeds $5,000.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

FRESHLY PRESSED ENTERPRISES INC.
By Its Authorized Signatory

/s/ Greg McAdam
Greg McAdam

EAGLE RIDGE VENTURES INC.
By Its Authorized Signatory

/s/ Andrew Jarvis
Andrew Jarvis

SIGNED, SEALED AND DELIVERED
BY GREG MCADAM
in the presence of:

/s/ Stephen O’Neill	/s/ Greg McAdam
Signature of Witness	GREG MCADAM

Stephen O’Neill
Name

______________________
Address

SCHEDULE "A"
to that Share Purchase Agreement
dated for reference as of the 4th day of February, 2005

COMPANY FINANCIAL STATEMENTS